Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                              FORTUNE BRANDS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                             13-3295276
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)

                300 Tower Parkway, Lincolnshire, Illinois 60069
               (Address of Principal Executive Offices) (Zip Code)
                                   ----------
                              Fortune Brands, Inc.
                  2002 Non-Employee Director Stock Option Plan
                            (Full Title of the Plan)
                                   ----------
        MARK A. ROCHE, ESQ.                                   Copy to:
Senior Vice President, General Counsel and Secretary     EDWARD P. SMITH, ESQ.
    FORTUNE BRANDS, INC.                                 CHADBOURNE & PARKE LLP
    300 Tower Parkway                                    30 Rockefeller Plaza
Lincolnshire, Illinois 60069                            New York, New York 10112
(Name and address of agent for service)

   Telephone number, including area code, of agent for service: (847) 484-4400
                                   ----------
                         Calculation of Registration Fee

=====================================================================================================================
                                     Amount to be       Proposed maximum         Proposed maximum        Amount of
    Title of securities to be       registered **      offering price per    aggregate offering price  registration
           registered                                      share ***                   ***                  fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value $3.25
per share, and Preferred Share
Purchase Rights *..............      200,000 shares          $52.98             $10,596,000.00           $974.83
---------------------------------------------------------------------------------------------------------------------

* The Preferred Share Purchase Rights are attached to and trade with the Common Stock. The value, if any, attributed to such Rights is reflected in the market price of the Common Stock.
** There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provision contained therein.
*** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low per share market price (53.55 and 52.41, respectively) of the Common Stock on April 23, 2002, as reported on the New York Stock Exchange Composite Transactions.

================================================================================

                                EXPLANATORY NOTE

         The prospectus, containing information required by Part I of Form S-8 and related to this Registration Statement, is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. The prospectus will also be used in connection with the offer and sale of shares of Fortune Brands common stock registered under the Registration Statement on Form S-8 of Fortune Brands bearing Registration No. 333-51173 (as amended by Post-Effective Amendment No. 1 on Form S-8) for the Fortune Brands, Inc. Non-Employee Directors Stock Option Plan.

         This Registration Statement includes a reoffer prospectus, prepared in accordance with the requirements of Form S-3 (the "Reoffer Prospectus"), which may be used for the offer and sale by certain officers and directors of Fortune Brands who may be deemed to be "affiliates" of Fortune Brands, as that term is defined in Rule 405 under the Securities Act of 1933, as amended, of securities registered hereunder. The Reoffer Prospectus is also being filed as part of Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 333-95909) for the Fortune Brands, Inc. 1999 Long-Term Incentive Plan and as part of Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 333-95919) for the Fortune Brands Retirement Savings Plan.

                              Fortune Brands, Inc.
                                   -----------
                                  Common Stock
                                   ----------

         This prospectus relates to offers and sales by certain of our officers and directors (also called Selling Stockholders) who may be deemed to be "affiliates" of Fortune Brands, Inc., as defined in Rule 405 under the Securities Act of 1933, as amended, of shares of our common stock that have been or may be acquired by such persons upon exercise of nonqualified stock options granted pursuant to our 2002 Non-Employee Director Stock Option Plan (the "2002 Director Plan") or our prior Non-Employee Director Stock Option Plan (the "1997 Director Plan" and, together with the 2002 Director Plan, the "Director Plans"), or upon the exercise of incentive stock options or nonqualified stock options granted pursuant to our 1999 Long-Term Incentive Plan, our 1990 Long-Term Incentive Plan, as amended, our 1986 Stock Option Plan, as amended, or our 1981 Stock Option Plan, as amended (collectively called the Employee Plans), or upon the exercise of stock appreciation rights granted under the Employee Plans in respect of options, or pursuant to performance awards or restricted stock or other stock-based awards, or dividend equivalents earned thereon, under the 1999 Plan or the 1990 Plan, or that have been or may be acquired by or for the account of such persons pursuant to our Retirement Savings Plan (formerly called the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies) as a result of employee or employer contributions under such plan. The shares that may be so acquired by such persons pursuant to the Director Plans and the Employee Plans are called the award shares for purposes of this prospectus and the shares that have been or may be so acquired by such persons pursuant to the Retirement Savings Plan are herein referred to as the retirement plan shares.

         The accompanying annual supplement to this prospectus sets forth who the Selling Stockholders are and the number of award shares and retirement plan shares covered by this prospectus.

         Shares covered by this prospectus may be offered and sold from time to time by or on behalf of the Selling Stockholders through brokers on the New York Stock Exchange or otherwise at the prices prevailing at the time of such sales. No specified brokers or dealers have been designated by the Selling Stockholders and no agreement has been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this prospectus. The net proceeds to the Selling Stockholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. We will pay all expenses of preparing and reproducing this prospectus, but will not receive any of the proceeds from sales by any of the Selling Stockholders.

                                  -----------
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------
                                 April 30, 2002

                                   THE COMPANY

         We are a holding company with subsidiaries engaged in the manufacture and sale of home products, office products, golf products and spirits and wine.

                  Our principal executive offices are currently located at 300 Tower Parkway, Lincolnshire, Illinois 60069, and our telephone number is (847) 484-4400.

                               RECENT DEVELOPMENTS

         In recent years, we have been engaged in a strategy of seeking to enhance the operations of our principal operating companies. Pursuant to this strategy, on April 12, 2002, our home products business acquired The Omega Group, a growing, privately-held manufacturer of high-quality kitchen and cabinetry. Primarily a supplier of custom, semi-custom and frameless semi-custom cabinetry to kitchen and bath dealers, The Omega Group will enhance the ability of our kitchen and bath business, MasterBrand Cabinets, Inc., to compete in the highly fragmented dealer channel, the industry's largest channel of distribution. On May 31, 2001, our spirits and wine business completed transactions with V&S Vin & Spirit AB ("V&S"), maker of Absolut Vodka, creating a joint venture, named Future Brands LLC (the "LLC"), to distribute both companies' spirits and wine brands in the United States. V&S paid $270 million to gain access to our spirits and wine business' U.S. distribution network and to acquire a 49% interest in the LLC, and paid $375 million to purchase a 10% equity interest in our spirits and wine subsidiary, Jim Beam Brands Worldwide, Inc. ("JBBW"), in the form of convertible preferred stock. V&S also received a 3-year option to increase its equity stake in JBBW by up to an additional 9.9%. V&S may require us to purchase the JBBW preferred stock in whole or in part at any time after May 31, 2004 or upon a change in control of JBBW, Jim Beam Brands Co., or certain other events.

         In 1999, JBBW formed an international sales and distribution joint venture, Maxxium Worldwide B.V. ("Maxxium"), with Remy-Cointreau and Highland Distillers, to distribute and sell spirits in key markets outside the United States. JBBW agreed to contribute assets related to its international distribution network and periodic cash payments with a total estimated value of $110 million in return for a one-third interest in the venture. JBBW's investment of $110 million is contingent upon achievement of certain contractual performance measures, which were not met in 2001. During 1999 and 2000, JBBW made cash investments of approximately $30 million and $25 million in Maxxium. The investments of JBBW in Maxxium were recorded at the book value of assets contributed plus cash invested.

         Also in 1999, our subsidiaries completed two acquisitions, one in the home products business and another in the office products business, for an aggregate cost of $103.6 million in cash, including fees and expenses.

         We have also disposed of subsidiaries having significant revenues but engaged in businesses we considered to be nonstrategic to our long-term operations. In 1997, we completed the spin-off of Gallaher Group Plc ("Gallaher Group") to our stockholders. Subsidiaries of Gallaher Group compete in the international tobacco business.

         In addition, a number of other nonstrategic businesses and product lines have been sold. In 2001, our spirits and wine business sold its U.K.-based Scotch whisky business for $200 million in cash. The sale of the business consisted of Invergordon private-label and bulk

Scotch operations and several regional brands in the U.K. In 1998, one of our home products subsidiaries sold assets relating to the manufacture of door locks and related hardware.

         We continue to pursue our strategy to enhance the operations of our principal operating companies. We actively explore possible acquisitions in fields related to our principal operating companies. We also cannot exclude the possibility of acquisitions in other fields or further dispositions. On October 9, 2000, we announced that we were exploring strategic options for our office products business. We decided, in April 2001, not to divest our office products business due to weakness in the overall economy particularly impacting the office products industry. We are currently repositioning and restructuring the business to improve both financial results and the long-term value of the business. Under this plan, our office products business is realigning and streamlining its worldwide operations, intensifying its focus on growing profitable core product categories, divesting or discontinuing non-strategic and low-return product categories and reducing overhead expenses and excess capacity.

         We review on an ongoing basis the portfolio of brands owned by our operating companies and evaluate our options for increasing shareholder value. Although no assurance can be given as to whether or when any acquisitions or dispositions will be consummated, if agreement with respect to any acquisitions were to be reached, we might finance such acquisitions by issuing additional debt or equity securities. The possible additional debt from any acquisitions, if consummated, would increase our debt-to-equity ratio and such debt or equity securities might, at least in the near term, have a dilutive effect on earnings per share. We also continue to consider other corporate strategies intended to enhance stockholder value, including share repurchases. We cannot predict whether or when any such strategies might be implemented or what the financial effect thereof might be upon our debt or equity securities.

         Another aspect of our strategy to enhance the operations of our principal operating companies has been to continuously evaluate the productivity of their product lines and existing asset base and actively seek to identify opportunities to improve our and our subsidiaries cost structure. This strategy led us to record restructuring and other non-recurring charges totaling $98.1 million in 2001. In 2000, we recorded $73 million in pre-tax restructuring and other nonrecurring charges across all segments of our business other than spirits and wine. In 1999, we recorded $196 million in pre-tax restructuring and other nonrecurring charges across all segments of our business. Additionally, in 1997, we recorded $298.2 million in pre-tax restructuring and other nonrecurring charges across all of its principal operating companies.

                              SELLING STOCKHOLDERS

         See the annual supplement for current information regarding the Selling Stockholders, the shares of our common stock beneficially owned by them, the award shares and savings plan shares offered by them with this prospectus and the shares of our common stock to be beneficially owned by them after completion of the offering. The address of each of the Selling Stockholders is Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, Illinois 60069.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to Fortune Brands, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC, which the SEC maintains in the SEC's File No. 1-9076. You can read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         You may also inspect reports, proxy statements and other information about us at the Library of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference our Annual Report on Form 10-K, our Proxy Statement for our Annual Meeting of Stockholders, any of our other filings with the SEC and described in the Annual Supplement, and any of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         We also incorporate by reference the following:

         o The description of our common stock, par value $3.125 per share, set forth under the headings "Description of Fortune Brands Capital Stock" and "Comparative Rights of Shareholders" on pages 94-105 of our Proxy Statement for the 1997 Annual Meeting of Stockholders of Fortune Brands, Inc.; and

         o The description of our preferred share purchase rights, set forth on our Application for Registration of Securities on Form 8-A dated December 22, 1997.

         You may request a copy of these filings, at no cost other than for exhibits of such filings, by writing to or telephoning us at the following address (or by visiting our web site at http://www.fortunebrands.com):

                           FORTUNE BRANDS, INC.
                           Legal Department
                           300 Tower Parkway
                           Lincolnshire, Illinois  60069
                           (telephone number (847) 484-4400)

         We have filed with the SEC a registration statement on Form S-8 under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement, as permitted by SEC rules. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph above.

         You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

         The Delaware General Corporation Law and our By-laws provide for indemnification of our officers and directors, who are also covered by certain insurance policies that we maintain. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons that control us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 2002 SUPPLEMENT
                          To Prospectus for Offers and
                            Sales of Common Stock of
                              Fortune Brands, Inc.
                         By Certain Selling Stockholders


         This Supplement dated April 30, 2002 to the Prospectus dated April 28, 2000 relating to offers and sales of award shares and retirement plan shares by certain Selling Stockholders of Fortune Brands, Inc. contains certain current information that may change from year to year. The Supplement will be updated annually and will be delivered to each Selling Stockholder. Each current supplement should be kept with the Prospectus in the Selling Stockholder's important papers. Selling Stockholders who received the April 28, 2000 Prospectus will not be sent additional copies of the Prospectus in subsequent years unless the information in the Prospectus is required to be amended or unless a Selling Stockholder requests an additional copy by writing to Fortune Brands, Inc., Legal Department, 300 Tower Parkway, Lincolnshire, Illinois 60069. Capitalized terms used in this supplement have the meanings set forth in the Prospectus.

         Date. The date of this supplement is April 30, 2002.

         Information Regarding Selling Stockholders and Award Shares and Retirement Plan Shares Covered by the Prospectus. The Prospectus covers 3,136,784 award shares that have been or may be acquired by the Selling Stockholders upon exercise or pursuant to the following awards held as of February 4, 2002:

         o incentive stock options or nonqualified stock options granted pursuant to the Employee Plans and the Director Plans, or

         o stock appreciation rights granted under the Employee Plans in respect of options under the 1999 Plan and the 1990 Plan, or

         o performance awards, awards of restricted stock or other stock-based awards, and dividend equivalents earned thereon, under the 1999 Plan and the 1990 Plan.

         The Prospectus also covers 12,672 Retirement Savings Plan Shares that have been acquired pursuant to the Retirement Savings Plan and are held on December 31, 2001 by the Trustee of the Retirement Savings Plan.

         There are set forth in the following table opposite the name of each of the Selling Stockholders:

1.       Under the heading "Shares of common stock beneficially owned",

         o the shares of our common stock beneficially owned by the Selling Stockholder on February 4, 2002 (except, as stated in Note (c) after the table, beneficial ownership is disclaimed as to certain shares), including shares of our common stock (if any) of which the Selling Stockholder had the right on such date to acquire beneficial ownership pursuant to the exercise on or before April 5, 2002 of options that we have granted, plus

         o the number (if any) of shares of our common stock held on February 4, 2002 by the Trustee of the Retirement Savings Plan that is equivalent as of that date to the Selling Stockholder's undivided proportionate beneficial interest in all such shares;

         2. Under the heading "Retirement Savings Plan Shares", the number (if any) of shares of our common stock held on February 4, 2002 by the Trustee of the Retirement Savings Plan that is equivalent as of that date to the Selling Stockholder's undivided proportionate beneficial interest in all such shares and offered by the Prospectus;

         3. Under the heading "Award shares acquired or which may be acquired and offered", the shares of our common stock that

         o have been acquired by the Selling Stockholder pursuant to performance awards, awards of restricted stock or other stock-based awards, and dividend equivalents earned thereon, if any, or upon the exercise of options and stock appreciation rights, or

         o may be acquired by the Selling Stockholder pursuant to performance awards or other stock-based awards, and dividend equivalents earned thereon, if any, or upon the exercise of options and stock appreciation rights outstanding as of February 4, 2002, and

         o may be offered or sold by the Selling Stockholder using the Prospectus.

         4. Under the heading "Shares of common stock to be owned after completion of the offering", the shares of our common stock to be beneficially owned by the Selling Stockholder after completion of the offering, based on the number of shares owned on February 4, 2002.

         Certain options granted pursuant to the Employee Plans and the Director Plans may be transferred to a member of a Selling Stockholder's immediate family or to a trust for the benefit of such immediate family members. The names of such transferees and the number of award shares that may be offered by them under the Prospectus will be included in a supplement when such information becomes known. The information as to security holdings is based on information that we receive from the Selling Stockholders, from our Compensation and Stock Option Committee, our Nominating and Corporate Governance Committee and our Corporate Employee Benefits Committee, and from the Trustee of the Retirement Savings Plan, and has been adjusted to reflect (1) the spin-off of Gallaher Group Plc, effective May 30, 1997 and (2) two-for-one stock splits in the form of 100% stock dividends, at a rate of one additional share of our common stock for each share of common stock issued, effective September 10, 1986 and October 9, 1990, respectively. Shares of our common stock have attached thereto certain preferred stock purchase rights that we distributed as a dividend on December 24, 1997.



                                                                                           (3)           (4)
                                                                                          Award       Shares of
                                                                                         shares         common
                                                               (1)                     acquired or      stock
                                                            Shares of                     which         to be
                                                             common         (2)          may be         owned
                                                              stock      Retirement     acquired        after
                                   Present principal       beneficially   Savings          and        completion
                                      positions or            owned     Plan Shares      offered     of offering
      Selling Stockholder          offices with us or       (a)(b)(c)       (a)          (b)(d)          (c)
                                      affiliates*
Patricia O. Ewers..........      Director                    14,131         -0-         12,717          3,914

Thomas C. Hays.............      Director                    820,248      3,915        797,998         20,835

John W. Johnstone, Jr. ....      Director                    14,831         -0-         12,717          4,614

Gordon R. Lohman...........      Director                    11,717         -0-         12,717          1,500

Charles H. Pistor, Jr......      Director                    6,014          -0-            -0-          6,014

Eugene A. Renna............      Director                    10,320         -0-          9,000          3,820

Anne M. Tatlock............      Director                    14,349         -0-         12,717          4,132

David M. Thomas............      Director                    2,625          -0-          4,375            750

Norman H. Wesley...........      Director; Chairman of       457,880        -0-      1,004,422          2,000
                                 the Board and Chief
                                 Executive Officer

Peter M. Wilson............      Director                    11,272         -0-          9,500          4,272

Thomas J. Flocco                 Senior Vice                 59,470         -0-        257,666            -0-
                                 President-Strategy and
                                 Corporate Development

Nadine A. Heidrich.........      Vice President and            -0-          -0-         19,500            -0-
                                 Corporate Controller

Mark Hausberg..............      Senior Vice President-      118,772      1,110         200,944           -0-
                                 Finance and Treasurer

                                                                                           (3)           (4)
                                                                                          Award       Shares of
                                                                                         shares         common
                                                               (1)                     acquired or      stock
                                                            Shares of                     which         to be
                                                             common         (2)          may be         owned
                                                              stock      Retirement     acquired        after
                                   Present principal       beneficially   Savings          and        completion
                                      positions or            owned     Plan Shares      offered     of offering
      Selling Stockholder          offices with us or       (a)(b)(c)       (a)          (b)(d)          (c)
                                      affiliates*

Craig P. Omtvedt...........      Senior Vice President       196,922      2,352         451,435          -0-
                                 and Chief Financial
                                 Officer

Mark A. Roche..............      Senior Vice President,      186,739      5,295         331,076          -0-
                                 General Counsel and
                                 Secretary
----------

         * Positions are those with us, unless otherwise indicated. Each of the Selling Stockholders has been a director or officer of our company or one of our subsidiaries for the past three years, except for Mr. Thomas, who has been a director since June 25, 2000 and Ms. Heidrich, who has been Vice President and Corporate Controller since September 12, 2001.

         (a) The numbers of shares attributable to contributions by our company under the Retirement Savings Plan included in the numbers shown in Columns (1) and (2) are as follows: Thomas C. Hays, 1,094; Mark Hausberg, 1,110; Craig P. Omtvedt, 1,261; Mark A. Roche, 3,689. The number of shares attributable to employee contributions under such Plan included in the numbers shown in Columns
(1) and (2) are as follows: Thomas C. Hays, 2,821; Craig P. Omtvedt, 1,091; and Mark A. Roche, 1,606.

         (b) The numbers of shares of which the Selling Stockholders had the right to acquire beneficial ownership pursuant to the exercise on or before April 5, 2002 of options that we granted included in the numbers shown in Columns (1) and (3) are as follows: Patricia O. Ewers, 10,217; Thomas C. Hays, 713,574; John W. Johnstone, Jr., 10,217; Gordon R. Lohman, 10,217; Eugene R. Renna, 6,500; Anne M. Tatlock, 10,217; David M. Thomas, 1,875 Norman H. Wesley, 374,010; Peter M. Wilson, 7,000; Thomas J. Flocco, 55,568; Mark Hausberg, 103,633; Craig P. Omtvedt, 161,968; and Mark A. Roche, 144,978. Inclusion of such shares does not constitute an admission by any Selling Stockholder that such person is the beneficial owner of such shares.

         (c) To the best of our knowledge, each Selling Stockholder has sole voting and investment power with respect to shares shown after such person's name in Columns (1), (2) and (4) above, other than with respect to the shares listed in Note (b) above and except as follows: Mr. Hays shares voting and investment power as a co-trustee of various family trusts with respect to 5,107 shares and with respect to which he disclaims beneficial ownership and Mr. Hays has no voting or investment power with respect to 4,000 shares held in trust for the benefit of his wife and with respect to which he disclaims beneficial ownership. The Trustee of the Retirement Savings Plan has agreed to vote the shares it holds in the Trust in accordance with instructions received from members of the Plan and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which it has received instructions.

         (d) The numbers of shares in Column (3) include shares covered by performance awards granted under the 1999 Plan and the 1990 Plan if the maximum performance goals to which such awards relate are met for the performance periods 1998-2000, 1999-2001 and 2000-2002. The number of shares of Common Stock so covered are as follows: Norman H. Wesley, 165,000; Thomas J. Flocco, 54,450; Nadine A. Heidrich, 4,500; Mark Hausberg, 19,650; Craig P. Omtvedt, 70,200; Mark
A. Roche, 43,800. Inclusion of such shares does not constitute an admission by any Selling Stockholder that such person is the beneficial owner of such shares.

         Market Price. The closing price per share of our common stock as reported on the New York Stock Exchange Composite Transactions on April 26, 2002 was $53.06.

         Documents Incorporated by Reference. For further current information about us and our subsidiaries, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which incorporates by reference certain information, including our Consolidated Financial Statements contained in our 2001 Annual Report to Stockholders, and see also our Proxy Statement for the 2002 Annual Meeting of Stockholders and our Current Reports on Form 8-K dated January 23, March 6, March 19, and April 5 and April 18, 2002. Each of the foregoing is on file with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Registrant with the Securities and Exchange Commission are specifically incorporated herein by reference and made a part hereof:

              (i) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference certain information, including the Company's 2001 consolidated financial statements contained in its 2001 Annual Report to Stockholders;

              (ii) all other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001;

              (iii) the description of Registrant's Common Stock, par value $3.125 per share, set forth under the headings "Description of Fortune Brands Capital Stock" and "Comparative Rights of Shareholders" on pages 94-105 of Registrant's Proxy Statement for the 1997 Annual Meeting of Stockholders of Fortune Brands, Inc.;

              (iv) the description of Registrant's Preferred Share Purchase Rights contained in Registrant's Application for Registration on Form 8-A dated December 22, 1997; and

              (v) Registrant's Registration Statement on Form S-8 (Registration No. 333-51173 (as amended by Post-Effective Amendment No. 1 on Form S-8)).

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

         This Item is not applicable as Registrant's Common Stock is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         This Item is not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware provides in part as follows:

                 "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                 "(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 "(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                 "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                 "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                 "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                 "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                 "(h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                 "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

                 "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."


Article XIII of Registrant's By-laws provides as follows:

         "Section 1. (A) Each person (an 'indemnitee') who was or is made or threatened to be made a party to or was or is involved (as a witness or otherwise) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a

'proceeding'), by reason of the fact that he or she or a person of whom he or she is the legal representative was or is a director, officer or employee of [Registrant] or was or is serving at the request of [Registrant] as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding was or is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by [Registrant] to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits [Registrant] to provide broader indemnification rights than said law permitted [Registrant] to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees and retainers therefor, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article XIII with respect to proceedings seeking to enforce rights to indemnification, [Registrant] shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of [Registrant].

         (B) The right to indemnification conferred in this Article XIII is and shall be a contract right. The right to indemnification conferred in this
Article XIII shall include the right to be paid by [Registrant] the expenses (including attorneys' fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by [Registrant] within 20 days after the receipt by [Registrant] of a statement or statements from the indemnitee requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to [Registrant] of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XIII or otherwise.

         "Section 2. (A) To obtain indemnification under this Article XIII, an indemnitee shall submit to [Registrant] a written request, including therein or therewith such documentation and information as is reasonably available to the indemnitee and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. Upon written request by an indemnitee for indemnification pursuant to the first sentence of this Section 2(A), a determination, if required by applicable law, with respect to the indemnitee's entitlement thereto shall be made as follows: (1) if requested by the indemnitee, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the indemnitee for a determination by Independent Counsel,
(a) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (b) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, or (c) by the stockholders of [Registrant]. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the indemnitee, the Independent Counsel shall be selected by the indemnitee unless the indemnitee shall request that such selection be made by the Board of Directors, in which event the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the indemnitee is entitled to indemnification, payment to the indemnitee shall be made within 10 days after such determination.

         (B) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the indemnitee is entitled to indemnification under this Article XIII, and [Registrant] shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         "Section 3.(A) If a claim under Section 1 of this Article XIII is not paid in full by [Registrant] within 30 days after a written claim pursuant to
Section 2(A) of this Article XIII has been received by [Registrant], or if an advance is not made within 20 days after a request therefor pursuant to Section 1(B) of this Article XIII has been received by [Registrant], the indemnitee may at any time thereafter bring suit (or, at the indemnitee's option, an arbitration proceeding before a single arbitrator pursuant to the rules of the American Arbitration Association) against [Registrant] to recover the unpaid amount of the claim or the advance and, if successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such suit or proceeding (other than a suit or proceeding brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to [Registrant]) that the indemnitee has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for [Registrant] to indemnify the indemnitee for the amount claimed or that such indemnification otherwise is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on [Registrant].

         (B) Neither the failure of [Registrant] (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by [Registrant] (including its Board of Directors, Independent Counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct.

         (C) If a determination shall have been made pursuant to Section 2(A) of this Article XIII that the indemnitee is entitled to indemnification, [Registrant] shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3.

         (D) [Registrant] shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3 that the procedures and presumptions of this Article XIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that [Registrant] is bound by all the provisions of this Article XIII.

         "Section 4. The right to indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition conferred in this Article XIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

         "Section 5. [Registrant] may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of [Registrant] or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not [Registrant] would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that [Registrant] maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in Section 6 of this Article XIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

         "Section 6. [Registrant] may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by [Registrant] the expenses incurred in connection with any proceeding in advance of its final disposition, to any agent of [Registrant] to the fullest extent of the provisions of this Article XIII with respect to the indemnification and advancement of expenses of directors, officers and employees of [Registrant].

         "Section 7. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (A) the validity, legality and enforceability of the remaining provisions of this
Article XIII (including without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (B) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         "Section 8. For purposes of this Article XIII:

         (A) 'Disinterested Director' means a director of [Registrant] who is not and was not a party to the matter in respect of which indemnification is sought by the indemnitee.

         (B) 'Independent Counsel' means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (1) [Registrant] or the indemnitee in any matter material to either such party, or (2) any other party to the matter giving rise to a claim for indemnification. Notwithstanding the foregoing, the term 'Independent Counsel' shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either [Registrant] or the indemnitee in an action to determine the indemnitee's rights under this Article XIII.

         "Section 9. Any notice, request or other communication required or permitted to be given to [Registrant] under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of [Registrant] and shall be effective only upon receipt by the Secretary."

         Registrant has procured insurance protecting it under its obligation to indemnify officers and directors against certain types of liabilities (including certain liabilities under the Securities Act of 1933) that may be incurred by them in the performance of their duties and affording protection to such officers and directors in certain areas to which the corporate indemnity does not extend, all within specified limits and subject to specified deductions.

         In addition, Registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which Registrant or such persons may be required to make in respect thereof.


Item 7.  Exemption from Registration Claimed.

         This Item is not applicable.

Item 8.  Exhibits

           4a1     - Restated Certificate of Incorporation of Registrant
                     as in effect on the date hereof (incorporated herein by reference to Exhibit 3(i) to the Annual Report on Form 10-K of Registrant for the fiscal year ended December 31, 1998).

           4b1     - By-laws of Registrant, as amended, as in effect on
                     the date hereof (incorporated herein by reference to Exhibit 3(ii)b to the Annual Report on Form 10-K of Registrant for the fiscal year ended December 31, 2001).

           4c1     - Rights Agreement dated as of November 19, 1997
                     between Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4a to the Current Report on Form 8-K of Registrant dated December 2, 1997).

           4d1     - Fortune Brands, Inc. 2002 Non-Employee Director
                     Stock Option Plan (incorporated herein by reference to Exhibit B to the Definitive Schedule 14A of Registrant filed March 19, 2001).

           5a1     - Opinion of Chadbourne & Parke LLP, counsel to Registrant.

           23a1    - Consent of PricewaterhouseCoopers LLP, independent
                     accountants.

           23b1    - Consent of Chadbourne & Parke LLP, counsel to Registrant.

           24a1    - Power of Attorney authorizing certain persons to sign
                     this Registration Statement on behalf of certain directors and officers of Registrant.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, State of Illinois, on this 30th day of April, 2002.

                                      FORTUNE BRANDS, INC.

                                      By:  /s/ Mark A. Roche
                                         --------------------------------------
                                         (Mark A. Roche, Senior Vice President,
                                             General Counsel and Secretary)


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of April, 2002.


                      Signature                                            Title
                      ---------                                            -----
                  Norman H. Wesley*                      Chairman of the Board and Chief Executive
-----------------------------------------------------    Officer (principal executive officer) and
                 (Norman H. Wesley)                                      Director

                  Craig P. Omtvedt*                      Senior Vice President and Chief Financial
-----------------------------------------------------                     Officer
                 (Craig P. Omtvedt)                            (principal financial officer)

                 Nadine A. Heidrich*                                Vice President and
-----------------------------------------------------              Corporate Controller
                (Nadine A. Heidrich)                          (principal accounting officer)

                 Patricia O. Ewers*                                      Director
-----------------------------------------------------
                 (Patricia O. Ewers)

                   Thomas C. Hays*                                       Director
-----------------------------------------------------
                  (Thomas C. Hays)

               John W. Johnstone, Jr.*                                   Director
-----------------------------------------------------
              (John W. Johnstone, Jr.)




                                     II-12


                      Signature                                            Title
                      ---------                                            -----

                  Gordon R. Lohman*                                      Director
-----------------------------------------------------
                 (Gordon R. Lohman)

               Charles H. Pistor, Jr.*                                   Director
-----------------------------------------------------
              (Charles H. Pistor, Jr.)

                  Eugene A. Renna*                                       Director
-----------------------------------------------------
                  (Eugene A. Renna)

                  Anne M. Tatlock*                                       Director
-----------------------------------------------------
                  (Anne M. Tatlock)

                  David M. Thomas*                                       Director
-----------------------------------------------------
                  (David M. Thomas)

                  Peter M. Wilson*                                       Director
-----------------------------------------------------
                  (Peter M. Wilson)




     *By:      /s/ A. Robert Colby
               -----------------------------------------------
               (A. Robert Colby, Attorney-in-Fact)






                                     II-13